As filed with the Securities and Exchange Commission on December 31, 1996
                                                       Registration No. 333-____
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                           Orion Network Systems, Inc.
             (Exact name of registrant as specified in its charter)

               Delaware                                  52-1271418
    (State or other jurisdiction            (I.R.S. Employer Identification No.)
  of incorporation or organization)
                               ------------------
                       2440 Research Boulevard, Suite 400
                            Rockville, Maryland 20850
                    (Address of principal executive offices)
                               ------------------
            Orion Network Systems, Inc. Employee Stock Purchase Plan
             Orion Network Systems, Inc. 401(k) Profit Sharing Plan
                            (Full title of the plans)
                               ------------------
                              Richard H. Shay, Esq.
                       2440 Research Boulevard, Suite 400
                            Rockville, Maryland 20850
                                 (301) 258-8101
 (Name, address and telephone number, including area code, of agent for service)
                               ------------------

                                    Copy to:
                             Steven M. Kaufman, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-5600
                               ------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                  Proposed                Proposed
  Title of securities      Amount to be        maximum offering       maximum aggregate          Amount of
   to be registered         registered       price per share (2)      offering price (2)    registration fee (2)
-----------------------------------------------------------------------------------------------------------------
   Common Stock, par
      value $.01            600,000 (1)              $12.63                 $7,578,000             $2,297
=================================================================================================================

(1) 500,000 shares of Orion Network Systems, Inc. Common Stock, par value $.01 per share (the "Shares") are being registered pursuant to the Orion Network Systems, Inc. Employee Stock Purchase Plan and 100,000 Shares are being registered pursuant to the Orion Network Systems, Inc. 401(k) Profit Sharing Plan.

(2) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of the registration fee. The proposed maximum offering price per share was determined based upon the average of the high and low prices per share of the Orion Network Systems, Inc. Common Stock on December 26, 1996, as reported on the Nasdaq National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  Orion  Network  Systems,   Inc.  (the   "Registrant")   hereby
incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

           (a) The Registrant's latest annual report on Form 10-K dated March 29, 1996 filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's fiscal year ended December 31, 1995;

           (b)      All other reports of the Registrant filed pursuant to
                    Section 13(a) or 15(d) of the Exchange Act since December 31, 1995, including the Registrant's quarterly reports on Form 10-Q dated May 15, 1996, August 15, 1996 and November 13, 1996 for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996, respectively.

           (c) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on July 17, 1995.

                  In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.           Description of Securities.

                  Not applicable. (The Common Stock is registered under Section 12 of the Exchange Act.)

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.


Item 6.           Indemnification of Directors and Officers.

                  The Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), provides that the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Restated Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Restated Certificate of Incorporation provides that the Company's directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

                  The Company's Restated Certificate of Incorporation also provides that, except as expressly prohibited by law, the Company shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company (or is or was serving at the request of the Company as a director or officer of another enterprise), against expenses, liabilities and losses (including attorneys'
fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and a manner such person reasonably  believed  to be in or not  opposed  to  the  best  interests  of the
Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless (and only to the extent that) the Delaware Court of Chancery or the court in which such action or suit was brought determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

                  Section 145 of the General Corporation Law of the State of Delaware empowers a corporation incorporated under that statute to indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve in such capacities with another enterprise at its request against expenses, as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The power to indemnify shall only exist where such officer, director, employee or agent has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action, where such person had no reasonable cause to believe his conduct was unlawful. However, in an action or suit by or in the right of the corporation, unless a court shall determine to the contrary, where such a person has been adjudged liable to the corporation, the corporation shall have no power of indemnification. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. Indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders or otherwise. A Delaware corporation also has the power to purchase and maintain insurance on behalf of the persons it has the power to indemnify, whether or not indemnity against such liability would be allowed under the statute.

                  The Company has an insurance policy which will insure Directors and officers against damages from actions and claims incurred in the course of their duties and will insure the Company against expenses incurred in defending lawsuits arising from certain alleged acts of the Directors and officers.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



Item 7.           Exemption from Registration Claimed.

                  Not applicable.



Item 8.  Exhibits.

                  Exhibit
                  Number            Description
                  ------            -----------

                  4.1 Restated Certificate of Incorporation, as amended, of Registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-80518), and incorporated herein by reference).

                  4.2 Bylaws, as amended, of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 33-80518), and incorporated herein by reference).

                  4.3               Form of Common Stock  Certificate  (filed as
                                    Exhibit 4.3 to the Registrant's Registration
                                    Statement on Form S-1 (File No. 33-80518), and incorporated herein by reference).

                  4.4               Orion Network Systems,  Inc.  Employee Stock
                                    Purchase Plan.

                  4.5               Orion Network  Systems,  Inc.  401(k) Profit
                                    Sharing Plan.

                  5.1               Opinion of Hogan & Hartson L.L.P.  regarding
                                    the   legality  of  the   securities   being
                                    registered.

                  23.1              Consent of Ernst & Young, LLP

                  23.2              Consent of Hogan & Hartson L.L.P.  (included
                                    in  their   opinion  filed  as  Exhibit  5.1
                                    hereto).

                  24.1 Power of Attorney (included on signature pages).

                  The Registrant hereby undertakes to submit the Orion Network Systems, Inc. 401(k) Profit Sharing Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the foregoing under Section 401 of the Internal Revenue Code and other applicable regulations.


Item 9.           Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii)  To  include  any  material   information  with
         respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided,  however,  that  paragraphs  (a)(1)(i)  and
(a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2)  That,  for  the  purpose  of   determining   any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)  To  remove  from  registration  by  means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) The undertaking concerning indemnification is as set forth under the response to Item 6.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland on the 20th day of December, 1996.

                                             ORION NETWORK SYSTEMS, INC.



                                       BY:
                                          --------------------------------------
                                           W. Neil Bauer
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

                  Know all Men by These Presents, that each individual whose signature appears below constitutes and appoints John G. Puente, W. Neil Bauer and David J. Frear, and each of them, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                                 Title                              Date
              ---------                                 -----                              ----
      /s/W. Neil Bauer
    ----------------------------                   Chief Executive                  December 20, 1996
      W. Neil Bauer, President                  Officer and Director
                                            (Principal Executive Officer)

   /s/David J. Frear
  -------------------------------                 Chief Financial                   December 30, 1996
   David J. Frear, Vice President               Officer and Treasurer
                                            (Principal Financial Officer
                                          and Principal Accounting Officer)

     /s/Gustave M. Hauser
  --------------------------------                    Director                      December 16, 1996
     Gustave M. Hauser, Chairman

  /s/John V. Saeman
  --------------------------------                    Director                      December 13, 1996
          John V. Saeman


                                       7


     /s/John G. Puente
     ------------------------------                   Director                      December 16, 1996
            John G. Puente

     /s/Richard J. Brekka
     ------------------------------                   Director                      December 16, 1996
          Richard J. Brekka


     ------------------------------                   Director                      December __, 1996
        Warren B. French, Jr.

     /s/Sidney S. Kahn
     ------------------------------                   Director                      December 16, 1996
           Sidney S. Kahn


     ------------------------------                   Director                      December __, 1996
           W. Anthony Rice

     /s/Robert M. Van Degna
     ------------------------------                   Director                      December 16, 1996
         Robert M. Van Degna

     /s/Barry Horowitz
     ------------------------------                   Director                      December 16, 1996
            Barry Horowitz



                                  EXHIBIT INDEX



Exhibit
Number                        Description                            Page
------                        -----------                            ----

4.1         Restated   Certificate  of   Incorporation,   as           *
            amended, of Registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-80518), and incorporated herein by reference).

4.2         Bylaws, as amended,  of the Registrant (filed as           *
            Exhibit 3.2  to  the  Registrant's  Registration
            Statement on Form S-1 (File No. 33-80518), and incorporated herein by reference).

4.3         Form  of  Common  Stock  Certificate  (filed  as           *
            Exhibit  4.3  to the  Registrant's  Registration
            Statement on Form S-1 (File No. 33-80518), and incorporated herein by reference).

4.4         Orion  Network  Systems,   Inc.  Employee  Stock
            Purchase Plan.


4.5         Orion  Network   Systems,   Inc.  401(k)  Profit
            Sharing Plan.


5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

23.1        Consent of Ernst & Young LLP.

23.2        Consent of Hogan & Hartson  L.L.P.  (included in           *
            their opinion filed as Exhibit 5.1 hereto).

24.1        Power of Attorney (included on signature pages).           *

*incorporated by reference